EXHIBIT 99.1

VolitionRx Limited Announces First Quarter 2023 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Thursday, May 11, at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, May 10, 2023 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the first quarter ended March 31, 2023. Volition management will host a conference call tomorrow, May 11 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

“It has been a phenomenal start to the year, with the launch of our Nu.Q® Vet Cancer Test through IDEXX’s reference laboratory network. It is also available as the Heska Nu.Q® Canine Cancer Screen and Monitor test through Heska’s veterinary diagnostic laboratory and for pre-order at the point of care.  Without a doubt, establishing global supply agreements with two global industry leaders offers what we expect to be significant revenue opportunities for Volition, and we are delighted to report a 381% increase in sales to $124,000 of the Nu.Q® Vet Cancer Test for the first quarter compared to the previous year.

“Our goal is to make canine cancer screening and monitoring accessible worldwide and we are moving ever closer to realizing our mission as we are expecting launches in additional countries this year,” commented Cameron Reynolds, President and Group Chief Executive Officer of Volition.

“We also continued to work diligently in our efforts to bring Nu.Q® NETs to market, and we are now undertaking large-scale finding studies across multiple sites in the U.S. to determine clinical utility in sepsis and support an application to the FDA’s Breakthrough Device Program. We believe that the Nu.Q® NETs test is a ground-breaking diagnostic aid that clinicians can use to detect the diseases associated with NETosis and anticipate that this will be a pivotal year as we progress towards commercialization.”

Volition is hosting a Capital Markets Day at the New York Stock Exchange, in a hybrid format, tomorrow, Thursday May 11, at 2:00 p.m. U.S. Eastern Time.  Volition’s executive team will provide strategic updates on both Nu.Q® NETs and Nu.Q® Vet and will be joined by Key Opinion Leaders: Dr. Andy Retter (Intensive Care Consultant); Veterinary Oncologists, Professor Heather Wilson-Robles and Dr. Sue Ettinger. Details for this event can be found below.

Financial Highlights

•	Cash and cash equivalents as of March 31, 2023, totaled approximately $10 million compared with $10.9 million at the end of 2022.

•	Received approximately $8 million net of underwriter’s fees and commissions in cash through an underwritten public offering of its common stock in February.

•	Expect to receive a further $13 million in milestone payments from Heska Corporation and additional funding, including non-dilutive funding, from three Belgian agencies, in the coming months.

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Event: VolitionRx Limited First Quarter 2023 Earnings and Business Update Conference Call

Date: Thursday, May 11, 2023

Time: 08:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13738662

Cameron Reynolds, President and Group Chief Executive Officer of Volition, will host the call along with Terig Hughes, Group Chief Financial Officer, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, and Scott Powell, Executive Vice President, Investor Relations. The call will provide an update on important events which have taken place in the first quarter of 2023 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at http://ir.volition.com. In addition, a telephone replay of the call will be available until May 25, 2023. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13738662.

Event: VolitionRx Limited Capital Markets Day

Date: Thursday, May 11, 2023

Time: 2:00 p.m. U.S. Eastern Time

To attend virtually please register HERE

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About Volition

Volition is a multi-national epigenetics company powered by Nu.Q®, its proprietary nucleosome quantification platform. Through its subsidiaries, Volition is developing simple, easy to use, cost effective blood tests to help diagnose and monitor a range of life-altering diseases including some cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition’s website address are not incorporated by reference into this document and should not be considered part of this document.  Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com  +44 (0)7557 774620

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to the revenue opportunities and launches of product sales with Heska and other counterparties to agreements, the timing, completion, success and delivery of data from clinical studies, the potential uses, benefits and effectiveness of its Nucleosomics™ technology platform, including the Nu.Q® NETs test and the Nu.Q® Vet Cancer Test, and the timing and execution of Volition’s strategy with the FDA. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests; a failure by the marketplace to accept Volition’s Nu.Q® NETs test, Nu.Q® Vet Cancer Test or other products based on its Nucleosomics™ platform; Volition’s failure to secure adequate intellectual property protection; Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; Volition will face fierce competition and its intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring markets and their rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Forward-looking statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.  Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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